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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

Farmers National Banc Corp

         We consent to the incorporation by reference in this Registration Statement of Farmers National Banc Corp on Form S-3 of our report dated January 17, 2003 incorporated by reference in the Annual Report on Form 10K of Farmers National Banc Corp for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                             /s/ Hill, Barth & King LLC
                                             ---------------------------
                                             HILL, BARTH & KING LLC

                                                                 January 5, 2004

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